PLEASE SIGN AND FAX TO: 801-355-6505

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____
(SIGNATURE)

PLEASE IDENTIFY AND CIRCLE ALL CORRECTIONS NEEDED.

INCORPORATED UNDER THE LAWS
OF THE STATE OF NEVADA

NEWPORT
DIGITAL TECHNOLOGIES, INC.

AUTHORIZED COMMON STOCK:
500,000,000 SHARES
PAR VALUE: $.001

CUSIP NO. 651833 10 5

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Common Shares of **Newport Digital Technologies, Inc.**
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

NEWPORT DIGITAL TECHNOLOGIES, INC.
CORPORATE
Seal
NEVADA

SECRETARY

CHIEF EXECUTIVE OFFICER

Countersigned & Registered COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR

STATE OF NEVADA

5002

SERIES A CONVERTIBLE PREFERRED STOCK

NEWPORT DITIAL TECHNOLOGIES, INC.

16,000,000 AUTHORIZED SHARES

NEWPORT DIGITAL TECHNOLOGIES, INC. *Series A Convertible Preferred Stock*

COUNTERSIGNED AND REGISTERED
COLONIAL STOCK TRANSFER
SALT LAKE CITY, UT 84111

BY
TRANSFER AGENT AND REGISTRAR – AUTHORIZED SIGNATURE





NEWPORT DIGITAL
TECHNOLOGIES, INC.

NEVADA